Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33690, 333-33676, 333-35116, 333-157070, 333-171921, 333-194033, 333-236414) of Edgewell Personal Care Company of our report dated November 19, 2021 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
November 19, 2021